Exhibit 10.1

AMENDMENT TO THE FTI CONSULTING, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Pursuant to the powers of amendment reserved in Section 12 of the FTI Consulting, Inc. Non-Employee Director Compensation Plan (the “Plan”) as adopted effective April 27, 2005, as further amended from time to time, effective as of June 6, 2006, FTI Consulting, Inc. hereby amends the Plan in the following manner:

1.	Section 1 is amended by replacing the third sentence thereof with the following:

“All equity-based awards made pursuant to the Plan shall be issued under any equity compensation plan that has been approved by the Company stockholders, provided that such equity compensation plan provides for the applicable equity-based award.”

2.	Section 2 is amended by deleting the second sentence of the introductory paragraph.

3.	Section 2(g) is amended to read as follows:

“(g) “Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any Award that constitutes a “nonqualified deferred compensation plan” or that provides for the “deferral of compensation,” as such terms are defined under Code Section 409A, the Board, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A under any Award; provided, further, that the Board may specify a different definition of Change in Control for any Award as the Board deems necessary or desirable. For purposes of the foregoing, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company.”

4.	Section 2(j) is amended to read as follows:

“(j) “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised of directors who are independent directors as defined in the New York Stock Exchange’s Listed Company Manual, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.”

5.	Section 2(x) is amended to read as follows:

“(x) “Equity Plan” means any equity compensation plan that has been approved by the Company stockholders, provided that such equity compensation plan provides for the applicable equity-based award.”

6.	Section 2(gg) is amended to read as follows:

“(gg) “Restricted Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock, which unit is subject to any restrictions that the Board, in its discretion, may impose.”

7.	Section 2(ii) is amended to read as follows:

“(ii) “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock.”

8.	Section 9.3 is amended by deleting “(as defined in the LTIP)” in the first sentence thereof.

9.	The Plan is amended by: (i) replacing all references to “under the LTIP” with “under any applicable Equity Plan”, (ii) replacing all references to “and the LTIP” with “and the applicable Equity Plan”, and (iii) replacing all references to “or the LTIP” and “or LTIP” with “or the applicable Equity Plan”.